Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291873

prospectus supplement

(To prospectus dated December 8, 2025)

Up to $250,000,000

of Shares of Common Stock

Venu Holding Corporation

Venu Holding Corporation (“Venu,” the “Company,” “we,” “our,” and “us”) has entered into an ATM Sales Agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity” or the “Sales Agent”) relating to the sale of shares of our common stock, par value $0.001 (“Common Stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our Common Stock having an aggregate offering price of up to $250,000,000 through or to the Sales Agent, acting as our sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of our Common Stock by any permissible method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amounts of shares of our Common Stock, but it will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal laws, rules, and regulations, and the rules of the NYSE American LLC to sell shares of Common Stock as requested by us, on terms mutually agreed upon by us and the Sales Agent. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of Common Stock equal to 3.0% of the aggregate gross proceeds of the sales price of all shares of Common Stock sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of Common Stock on our behalf under the Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Shares of our Common Stock are listed on the NYSE American LLC under the symbol “VENU.” On June 9, 2026, the last reported sales price of our Common Stock was $3.33 per share.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced reporting requirements.

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 and in our filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity

The date of this prospectus supplement is June 12, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to our “at the market offering” of shares of Common Stock. Before purchasing any shares of Common Stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

On December 1, 2025, we filed a registration statement on Form S-3 (File No. 333-291873) with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process relating to the Common Stock described in this prospectus supplement, which the SEC declared effective on December 8, 2025. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying base prospectus in one or more offerings, including this at the market offering of Common Stock. The purpose of this prospectus supplement is to describe the specific terms of the Common Stock we are offering and to provide supplemental information regarding us and this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” of our Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We and the Sales Agent have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We and the Sales Agent are not offering to sell or seeking offers to buy shares of our Common Stock in any jurisdictions where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of shares of our Common Stock. Our business, financial condition, results of operations, and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, especially the “Risk Factors” section beginning on page S-5 and the “Risk Factors” section in each of our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, before making an investment decision. Unless the context otherwise requires, all references to “Venu,” “the Company,” “we,” “our,” or “us” in this prospectus supplement refer to Venu Holding Corporation, a Colorado corporation, together with its subsidiaries. References to “you” refer to a prospective investor.

Company Overview

Venu is an entertainment and hospitality holding company based in Colorado Springs, Colorado. Through several subsidiary entities, Venu designs, develops, owns, and operates (whether directly or through third-party operators) up-scale music venues, multi-seasonal amphitheaters, and full-service restaurants and bars. Venu was founded in 2017. Since its inception, Venu has strived to set a new standard in the hospitality and entertainment industry through its entertainment-campus venue concept and to meet the growing demand for live entertainment by developing new venues in strategically selected, rapid-growth, entertainment-underserved markets.

To date, Venu has developed, or is in the process of developing, three restaurant concepts and one bar concept, as well as live music, indoor venues that accommodate approximately 1,400 guests and multi-seasonal amphitheaters that accommodate at least 8,000 guests. Currently, Venu operates two indoor venues, three restaurants, and one outdoor amphitheater across Colorado and Georgia. To complement its first outdoor amphitheater, Ford Amphitheater, which opened in Colorado in August 2024, Venu completed its opening of an associated mixed-use development adjacent to Ford Amphitheater in November 2025, which consists of a fine-dining restaurant, Roth’s Sea & Steak, a rooftop bar and lounge, Brohan’s, and two premier, configurable hospitality spaces framing either side of Roth’s, called Notes Hospitality Collection, to be used for hosting corporate events, weddings, trade shows, conventions, and other events. Venu is aiming to develop additional venues in Oklahoma, Texas, and potentially other locations, with the expected opening of an amphitheater in Broken Arrow, Oklahoma in the fall of 2026 and other venues later in 2026 through 2028.

Venu owns and operates, or will operate, a variety of restaurant, live entertainment, music venue, and hospitality concepts, including its indoor music venue concept, Bourbon Brothers Presents, its multi-seasonal music amphitheater concept, The Sunset Amphitheater, its various restaurants and bars, including Bourbon Brothers Smokehouse & Tavern, Roth’s Sea & Steak, and Brohan’s, and its premier hospitality space, Notes Hospitality Collection.

Venu attributes its growth capabilities, in part, to its key partnerships with leaders in the music and entertainment industries, its experienced management team with prior success in hospitality and entertainment, and its strategic public-private partnerships that support ongoing economic growth. Venu believes that its venues offer patrons memorable experiences through a variety of music acts, high-end venues, desired food menu options, and exceptional hospitality.

Venu believes that its strategic development of venues in rapid-growth areas, experience in building partnerships with local governments and managing the elevated regulatory standards associated with public-private projects, and ability to negotiate naming and sponsorship rights with ubiquitous brands make it a highly sought-after entertainment and hospitality company by municipalities across the United States.

S-1

Recent Developments

Chattanooga, TN Purchase and Sale Agreement

On May 8, 2026, Sunset at Chattanooga, LLC, a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement pursuant to which it acquired an approximately 15-acre parcel of real property in Chattanooga, Tennessee for a purchase price of $20,000,000. The Company intends to develop and operate a multi-seasonal amphitheater and entertainment complex on the property.

Sale-Leaseback and Stock Transfer Transactions

On June 5, 2026 (the “Closing Date”), Notes CS I, DST, a Delaware statutory trust and a controlled subsidiary of the Company (the “Trust”), closed on the sale-leaseback of a 9.5-acre parcel of land in Colorado Springs, Colorado (the “Property”), on which the Company’s Ford Amphitheater was developed and operates. Pursuant to a Purchase and Sale Agreement, the sales price for the Property was $49,700,000, which was paid by the buyer (the “Buyer”) through a combination of a $29,820,000 cash payment from the proceeds of a loan obtained by the Buyer to purchase the Property (the “Loan”) and a promissory note in the principal amount of $19,880,000 made by the Buyer in favor of the Trust (such transaction, the “Sale”). As part of the Sale and to facilitate the sale-leaseback of the Property, Notes Live Real Estate LLC, a wholly-owned subsidiary of the Company, also conveyed to the Buyer an approximately 1.1-acre undeveloped parcel of land that is adjacent to Ford Amphitheater for a purchase price of $10.00. In connection with the Sale, the Company also agreed to issue to the Buyer (or its assignees) warrants exercisable to purchase up to an aggregate of 5,000,000 shares of Common Stock at an exercise price of $3.79 per share.

Concurrently with the closing of the Sale and to, among other things, satisfy a condition of the lender of the Loan, one of the co-managers of the Buyer and an entity wholly owned by such co-manager (the “Transferors”) transferred to the Company shares of the Company’s Common Stock having an aggregate value of approximately $10,000,000 (the “Transferred Shares”) in exchange for the payment by the Trust (on account of the Company) to the Transferors of a purchase price equal to such value, which the Trust paid using a portion of the proceeds from the Sale. The Company retired the Transferred Shares into treasury on the Closing Date.

In connection with the Sale, the former Ground Lease Agreement that governed the lease of the Property (the “Former Lease”) was terminated by the parties thereto, which included Notes CS I MT, LLC, a wholly-owned subsidiary of the Company and an interest holder in the Trust, and The Sunset Amphitheater LLC (“SunsetAmp”), a subsidiary of the Company that operates as Ford Amphitheater. In its place, the Buyer and SunsetAmp entered into a new Ground Lease Agreement (the “New Lease”), pursuant to which the Buyer, as landlord, leases the Property to SunsetAmp, as tenant. The terms of the New Lease are substantially similar to those of the former lease, except that the annual rent payable under the New Lease increased from $3,222,000 to $4,224,500 and is payable to the Buyer. In accordance with a Land Purchase Option Agreement, at any time during the 20-year period following the Closing Date of the Sale, the Company has the option to repurchase the Property from the Buyer for a price equal to $50,700,000.

Corporate History and Information

Venu was originally formed in Colorado on March 13, 2017, as Bourbon Brothers Restaurants, LLC, a Colorado limited liability company. On April 6, 2022, the Company converted to a corporation. On September 6, 2024, Venu adopted Amended and Restated Articles of Incorporation to, among other things, change its legal name to “Venu Holding Corporation”.

Venu’s principal executive office is located at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 (telephone: 719-895-5483). Venu’s principal website is https://venu.live. Information contained on, or accessible through, Venu’s website is not a part of this prospectus supplement.

S-2

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Venu’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

S-3

THE OFFERING

Common Stock Offered by Us	Shares of Common Stock having an aggregate offering price of up to $250,000,000.

Common Stock Outstanding Prior to this Offering	57,481,545 shares.

Common Stock to be Outstanding After this Offering	Up to 132,556,620 shares, assuming the sale of up to 75,075,075 shares at a price of $3.33 per share, which was the closing price of our Common Stock on the NYSE American LLC on June 9, 2026. The actual number of shares issued, if any, will vary depending on the sales prices under this offering.

Plan of Distribution

We have entered into a Sales Agreement with the Sales Agent, relating to the sale of shares of our Common Stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell up to $250,000,000 shares of Common Stock from time to time through or to the Sales Agent, acting as our sales agent or principal. Sales of Common Stock, if any, under this prospectus supplement will be made by any permissible method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. See the section titled “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for: (i) ongoing development of our venue projects, such as those in Oklahoma and Texas; (ii) sales and marketing; and (iii) working capital and other general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds” on page S-8 for a more complete description of how we intend to utilize the net proceeds of this offering. We cannot specify with certainty all of the uses of the net proceeds that we will receive from this offering. Accordingly, we will have broad discretion in the application of these proceeds, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

Voting Rights	Our capital stock includes Common Stock, Class B Non-Voting Common Stock, and Series B 4% Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). Each holder of our Common Stock is entitled to one vote per share held. Except as required by law, holders of our Class B Non-Voting Common Stock have no voting power with respect to their shares held and are not entitled to vote on matters submitted to shareholders. Holders of our Series B Preferred Stock do not have voting power with respect to their shares held and are not entitled to vote on matters submitted to shareholders, except as required in accordance with the Colorado Business Corporations Act.

Risk Factors	An investment in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement as well as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each as incorporated by reference into this prospectus supplement, for a discussion of factors to consider prior to deciding to invest in our Common Stock.

Trading Market Listing and Ticker Symbol	Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.”

Unless we specifically state otherwise or the context otherwise requires, the number of shares of Common Stock to be outstanding after this offering is based on there being 57,481,545 shares of our Common Stock outstanding as of the date of this prospectus supplement and excludes:

●	200,000 shares of Common Stock that may be issued for payments of interest and principal upon outstanding convertible promissory notes in the aggregate principal amount of $2.0 million issued in April and May 2025 (principal and interest under these notes may be converted into shares of Common Stock at $10 per share);

●	36,302,992 shares of Common Stock that are issuable upon the exercise of outstanding warrants (having a weighted average exercise price of approximately $5.31 per share), which includes 4,410,000 pre-funded warrants that were issued in our March 2026 public offering;

●	6,799,250 shares of Common Stock underlying options granted under our Amended and Restated 2023 Omnibus Incentive Compensation Plan that have a weighted average exercise price of $8.97 per share;

●	304,990 shares of Class B Non-Voting Common Stock; and

●	1,008,000 shares of Common Stock issuable upon conversion of 1,008 shares of Series B Preferred Stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants.

S-4

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain a discussion of the risks applicable to investing in our Common Stock. Before making an investment in our Common Stock, you should carefully consider the specific factors discussed within this prospectus supplement and the accompanying prospectus. Please also carefully review the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated by reference into this prospectus supplement, and our Current Reports on Form 8-K that are incorporated by reference in this prospectus supplement. You should carefully consider these risks and the following information together with the other information appearing elsewhere in this prospectus supplement before deciding to invest in our Common Stock. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations, and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the market value of our Common Stock and the value of an investment in our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and market value. The occurrence of any of these risks might cause you to lose all or part of your investment in our Common Stock. Certain statements in this section, or which are incorporated by reference into this section, are forward-looking statements. For more information, see the sections of this prospectus supplement titled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to this Offering

The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain. We cannot predict the aggregate proceeds that will result from sales made under the Sales Agreement in this offering.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share of Common Stock sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales in this offering.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices, and they may therefore experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Management has broad discretion in directing the Company’s use of proceeds from this offering and may not use them effectively or in ways that increase the value of our share price.

While the Company intends to allocate proceeds from this offering primarily for (i) ongoing development of our venue projects, such as those in Oklahoma and Texas, (ii) sales and marketing, and (iii) working capital and other general corporate purposes, the Company has not definitively allocated the net proceeds of this offering to any specific purpose. Accordingly, investors will entrust their funds to the Company and its management, whose judgment investors must depend on with only limited information about the Company’s specific intentions with respect to the proceeds of this offering. The Company has broad discretion as to all aspects of the use and in the application of the net proceeds, including to apply such proceeds for working capital and other general corporate purposes, and could use the net proceeds for purposes other than those contemplated at the time of this offering. You and other shareholders may disagree with how we spend or invest these net proceeds. If the Company’s management diverts funds raised in this offering from the use originally intended in the Company’s business plan, the result could be that the Company is not as successful as originally anticipated. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Investors will be required to rely on the Company and its management as to the best allocation of the Company’s assets. Pending our use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

S-5

Shareholders’ ownership interest may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional securities.

Our Articles of Incorporation authorizes our Board of Directors to issue up to 144,000,000 shares of Common Stock, 1,000,000 shares of Class B Non-Voting Common Stock, and up to 5,000,000 shares of Preferred Stock, of which we have designated 1,342 as Series B 4% Cumulative Convertible Preferred Stock (as defined above, “Series B Preferred Stock”). The power of the Board of Directors to issue shares of Common Stock, Preferred Stock, warrants, or options to purchase shares of Common Stock or Preferred Stock is generally not subject to shareholder approval, except for issuances of more than 20% of the Company’s outstanding Common Stock or its voting power.

While we have completed several capital raises utilizing multiple financial institutions, we may attempt to raise additional capital by returning to the market to sell shares of Common Stock, shares of Preferred Stock, or other securities convertible into or exchangeable for shares of Common Stock, possibly at a discount to the market price of our Common Stock. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering. These actions may result in dilution of the ownership interests and voting power of existing shareholders, further dilute Common Stock book value, and may delay, defer, or prevent a change of control.

Our outstanding shares of Series B Preferred Stock entitle the holders thereof to dividends. Additionally, other series of Preferred Stock may carry the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock, superior voting or conversion rights, and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock.

Sales of a substantial number of our shares of Common Stock in the public market, including in this offering, or the perception that such sales could occur, could cause the price of our Common Stock to decline and inhibit our ability to raise funds in new stock offerings.

We may issue and sell additional shares of Common Stock in the public market, including up to $250,000,000 of Common Stock during this offering. The sale and issuance of a substantial number of shares of our Common Stock in the public market, including in connection with this offering, or the perception that such sales may occur, could adversely affect the market price of our Common Stock. We cannot predict the effect, if any, that future sales of shares of our Common Stock, or the availability of shares for future sale, will have on the market price of our Common Stock. Any decline in the market price of our Common Stock could impair our ability to raise additional capital through the sale of equity securities.

A possible “short squeeze” due to a sudden increase in demand of our Common Stock that largely exceeds supply may lead to price volatility in our Common Stock.

Investors may purchase our Common Stock to hedge existing exposure in our Common Stock or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Stock for delivery to lenders of our Common Stock. Those repurchases may, in turn, dramatically increase the price of our Common Stock until investors with short exposure can purchase additional Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Common Stock that are not directly correlated to the performance or prospects of our Common Stock and once investors purchase the shares of Common Stock necessary to cover their short position the price of our Common Stock may decline.

S-6

We do not expect to pay dividends in the foreseeable future. Any return on your investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

The exercise of our outstanding options and warrants will dilute shareholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of Common Stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units, or other derivative securities convertible into our Common Stock, may result in significant dilution to our shareholders and may decrease our stock price.

An investment in our Common Stock carries a high degree of risk and is highly speculative, illiquid, and suitable only for persons who are able to bear a total loss of their investment.

An investment in the Common Stock being offered by the Company is highly speculative and carries a high degree of risk. No assurance can be given that investors will realize a substantial return, if any, from their purchase of Common Stock in this offering. Furthermore, no assurance can be given that an investor will not lose its investment completely.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTs

This prospectus supplement, the accompany prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements regarding future events and the Company’s future results. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “could,” “would,” “should,” “will,” “may,” variations of such words, and similar expressions of a forward-looking nature are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and potential in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the “Risk Factors” section of this prospectus supplement and elsewhere herein.

Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance upon such statements in making an investment decision. The Company disclaims any obligation to update factors or to announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

In addition, statements in this prospectus supplement, the accompany prospectus, and the documents incorporated by reference herein and therein such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, as applicable, and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should carefully read the factors set forth in the “Risk Factors” section of this prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, along with the other cautionary statements made throughout this prospectus supplement, and you should interpret such factors and cautionary statements as being applicable to all forward-looking statements wherever appearing in this prospectus supplement, the accompany prospectus, and the documents incorporated by reference herein and therein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-7

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $250,000,000 from time to time under this prospectus supplement and the accompanying base prospectus and pursuant to the Sales Agreement. The amount of proceeds from this offering will depend on the number of shares of Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, if any, for: (i) ongoing development of our venue projects, such as those in Oklahoma and Texas; (ii) sales and marketing; and (iii) working capital and other general corporate purposes.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition, and business conditions. The amount, timing, and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, and progress of our venue-development activities. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, we will retain broad discretion over the uses of such proceeds, and our investors will be relying on the judgment of our management regarding the application of such proceeds.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our Common Stock.

Description of Common Stock

The following description is a summary of some of the terms of our Common Stock, our organizational documents, and Colorado law. The descriptions in this prospectus supplement of our Common Stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

A description of our Common Stock that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading titled “Description of Common Stock” starting on page 8 of the accompanying prospectus.

Authorized and Outstanding Common Stock

Under our Articles of Incorporation, we are authorized to issue up to 144,000,000 shares of Common Stock. As of the date of this prospectus supplement, we had 57,481,545 shares of Common Stock issued and outstanding. All outstanding shares of our Common Stock are, and all shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share held on all matters submitted to a vote of our shareholders.

S-8

Dividend Policy

We do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board of Directors (our “Board”), which may take into account general and economic conditions, our financial condition, and our results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that our Board may deem relevant.

No Preemptive Rights

Holders of our Common Stock are not entitled to preemptive rights. Our Common Stock is not subject to any redemption or sinking-fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer.

Listing

Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.” The transfer agent and registrar for our Common Stock is Colonial Stock Transfer.

Anti-Takeover Effects of Provisions of Our Governance Documents

Certain provisions of our Articles of Incorporation and our Bylaws (collectively, our “Governance Documents”) could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. As a consequence, these provisions might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board, and they might also have the effect of preventing changes in our Board or management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms. Provisions in our Governance Documents that may delay, defer, or discourage takeover attempts are described under the heading titled “Anti-Takeover Effects of Provisions of Our Governance Documents” on page S-9 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $250,000,000 of our Common Stock, as set forth in the Sales Agreement, through or to the Sales Agent as sales agent or principal. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K dated the date of this prospectus supplement and is incorporated herein by reference. Sales of our Common Stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of Common Stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct the Sales Agent not to sell Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the Common Stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

S-9

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our Common Stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the aggregate gross proceeds of the sales price of all shares sold through the Sales Agent under the Sales Agreement. We also have agreed to reimburse the Sales Agent for the fees and expenses of the Sales Agent’s legal counsel up to a maximum of $75,000. In addition, the Company will reimburse the Sales Agent upon request for such legal counsel costs, fees, and expenses on a quarterly basis in an amount not to exceed $7,500 for the first three quarters of each year and $10,000 for the fourth quarter of each year. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time.

Settlement for sales of Common Stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our Common Stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our Common Stock subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Shares of our Common Stock are listed on the NYSE American LLC under the symbol “VENU.” On June 9, 2026, the last reported sales price of our Common Stock was $3.33 per share.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking, and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus.

We will report at least quarterly the number of shares of Common Stock sold through the Sales Agent under the Sales Agreement and the net proceeds to us in connection with the sales of shares of Common Stock during the relevant period.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Other Relationships

The Sales Agent and its affiliates have in the past provided, and may in the future provide, various investment banking, commercial banking, and other financial services to us and our affiliates, for which services they may in the future receive customary fees.

The Sales Agent acted as the representative of the underwriters for our initial public offering that closed in November 2024 (our “IPO”). The Sales Agent received a commission equal to 7% of the gross proceeds of our IPO. In addition, we issued warrants to purchase up to 69,000 shares of Common Stock to the Sales Agent and its designees, at an exercise price of $12.50 per share of Common Stock. The warrants are exercisable, in whole or in part, and will expire on November 26, 2029. The warrants include piggyback registration rights that are triggered if there is not an effective registration statement covering the underlying securities while the warrants are outstanding.

S-10

The Sales Agent acted as the representative of the underwriters for our public offering that closed in August 2025 (our “August 2025 Offering”). The Sales Agent received a commission equal to 7% of the gross proceeds of our August 2025 Offering. In addition, we issued warrants to purchase up to 143,750 shares of Common Stock to the Sales Agent and its designees, at an exercise price of $15.00 per share of Common Stock. The warrants are exercisable, in whole or in part, and will expire on August 26, 2030. The warrants include piggyback registration rights that are triggered if there is not an effective registration statement covering the underlying securities while the warrants are outstanding.

The Sales Agent also acted as the representative of the underwriters for our public offering that closed in March 2026 (our “March 2026 Offering”). The Sales Agent received a commission equal to 7% of the gross proceeds of our March 2026 Offering. In addition, we issued warrants to purchase up to 1,078,125 shares of Common Stock to the Sales Agent and its designees, at an exercise price of $5.00 per share of Common Stock. The warrants are exercisable, in whole or in part, and will expire on March 10, 2031 and March 11, 2031. The warrants include piggyback registration rights that are triggered if there is not an effective registration statement covering the underlying securities while the warrants are outstanding.

legal matters

The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Dykema Gossett PLLC, Milwaukee, Wisconsin. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, has acted as counsel for the Sales Agent in connection with certain legal matters related to this offering.

experts

Venu’s consolidated financial statements as of December 31, 2025 and 2024, and for the years then ended, incorporated by reference in this prospectus supplement and the accompanying base prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, on file with the SEC, have been so included in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. Our SEC file number is 001-42422. The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus supplement. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities offered hereby is terminated or completed. The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 15, 2026;

●	our Current Reports on Form 8-K filed on January 9, 2026, January 15, 2026, February 5, 2026, March 11, 2026, May 13, 2026, and June 11, 2026; and

●	the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

S-11

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 or (719) 895-5483. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front cover of this prospectus supplement or those documents.

where you can find MORE information

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information regarding us and the shares of Common Stock offered by this prospectus supplement, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act.

The SEC maintains a website at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. These reports and other information may be obtained from the SEC’s website as provided above.

We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, https://venu.live, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

S-12

Prospectus

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Venu Holding Corporation (the “Company,” “we,” “our,” and “us”) may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock, par value $0.001 per share (the “Common Stock”), is listed on the NYSE American LLC under the symbol “VENU.” On November 28, 2025, the closing price for our Common Stock as reported on the NYSE American LLC was $10.12 per share. Our principal executive offices are located at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” along with any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Unless the context otherwise requires, all references to “Venu,” “the Company,” “we,” “our,” “us,” or “our company” in this prospectus refer to Venu Holding Corporation, a Colorado corporation, together with its subsidiaries.

ABOUT VENU HOLDING CORPORATION

Our Business

Venu is an entertainment and hospitality holding company based in Colorado Springs, Colorado. Through several subsidiary entities, Venu designs, develops, owns, and operates (whether directly or through third-party operators) up-scale music venues, outdoor amphitheaters, and full-service restaurants and bars. Venu was founded in 2017. Since its inception, Venu has strived to set a new standard in the hospitality and entertainment industry through its entertainment-campus venue concept and to meet the growing demand for live entertainment by developing new venues in strategically selected, rapid-growth, entertainment-underserved markets.

To date, Venu has developed, or is in the process of developing, three restaurant concepts and one bar concept, as well as live music, indoor venues that accommodate approximately 1,400 guests and outdoor amphitheaters that accommodate at least 8,000 guests. Currently, Venu operates two indoor venues, three restaurants, and one outdoor amphitheater across Colorado and Georgia.

Venu attributes its growth capabilities, in part, to its key partnerships with leaders in the music and entertainment industries, its experienced management team with prior success in hospitality and entertainment, and its strategic public-private partnerships that support ongoing economic growth. Venu believes that its venues offer patrons memorable experiences through a variety of music acts, high-end venues, desired food menu options, and exceptional hospitality.

Venu believes that its strategic development of venues in rapid-growth areas, experience in building partnerships with local governments and managing the elevated regulatory standards associated with public-private projects, and ability to negotiate naming and sponsorship rights with ubiquitous brands make it a highly sought-after entertainment and hospitality company by municipalities across the United States.

Corporate History and Information

Venu was originally formed in Colorado on March 13, 2017, as Bourbon Brothers Restaurants, LLC, a Colorado limited liability company. On April 6, 2022, the Company converted to a corporation. On September 6, 2024, Venu adopted Amended and Restated Articles of Incorporation to, among other things, change its legal name to “Venu Holding Corporation”.

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Venu’s principal executive office is located at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 (telephone: 719-895-5483). Venu’s principal website is https://venu.live. Information contained on, or accessible through, Venu’s website is not a part of this prospectus.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Venu’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, and our Current Reports on Form 8-K that are incorporated by reference in this prospectus. Before you invest in our securities, you should carefully consider those risks along with the following risks together with the other information appearing elsewhere in this prospectus and that we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The occurrence of any of those risks or the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations, and future growth prospects, as well as our ability to accomplish our strategic objectives. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and market value. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference into this section, are forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see the sections of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference,  contains forward-looking statements regarding future events and the Company’s future results. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “could,” “would,” “should,” “will,” “may,” variations of such words, and similar expressions of a forward-looking nature are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and potential in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the “Risk Factors” section of this prospectus and elsewhere herein.

Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance upon such statements in making an investment decision. The Company disclaims any obligation to update factors or to announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should carefully read the factors set forth in the “Risk Factors” section of this prospectus and other cautionary statements made throughout this prospectus, and you should interpret such factors and cautionary statements as being applicable to all forward-looking statements wherever appearing in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, real estate acquisitions, costs to develop amphitheaters and music venue projects and campuses, acquisitions, and the repayment of indebtedness outstanding from time to time. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $1,000,000,000 of the following securities:

●	Common Stock;

●	Preferred Stock;

●	senior debt securities;

●	subordinated debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $1,000,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price, and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our Common Stock The prospectus supplement relating to any offering of Common Stock, or other securities convertible into or exchangeable or exercisable for Common Stock, will describe more specific terms of the offering of Common Stock or other securities, including the number of shares offered, the initial offering price and market price, and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation and our Bylaws for additional information before you purchase any shares of our Common Stock. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable statutes of the State of Colorado, our Articles of Incorporation, and our Bylaws.

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Authorized and Outstanding Common Stock

Under our Articles of Incorporation, we are authorized to issue up to 144,000,000 shares of Common Stock and 1,000,000 shares of Class B Non-Voting Common Stock. Except for any difference in voting privileges, or any differing contractual rights or limitations assigned or afforded to a specific series of stock in connection with a merger, acquisition, or strategic transaction, the shares of Common Stock and Class B Non-Voting Common Stock have the same preferences, limitations, and relative rights in all other respects. Shares of Class B Non-Voting Common Stock are not convertible into Common Stock or any other security of the Company, as the Company’s Articles of Incorporation and other governing documents do not prescribe circumstances or events that require the conversion of shares of Class B Non-Voting Common Stock into Common Stock or provide holders with the right, at their option or volition, to convert their shares of Class B Non-Voting Common Stock.

As of December 1, 2025, the Company had the following shares of Common Stock and Class B Non-Voting Common Stock issued and outstanding: (i) 42,847,542 shares of Common Stock held by approximately 515 shareholders of record; and (ii) 304,990 shares of Class B Non-Voting Common Stock held by five holders.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share held. Except as required by law, holders of our Class B Non-Voting Common Stock have no voting power with respect to their shares held and are not entitled to vote on matters submitted to shareholders. Holders of Preferred Stock would have the voting rights established by Venu’s Board of Directors in accordance with the Colorado Business Corporations Act (the “CBCA”).

Dividend Policy

We do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board, which may take into account general and economic conditions, our financial condition, and our results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that our Board may deem relevant.

No Preemptive Rights

Holders of our capital stock are not entitled to preemptive rights. Our Common Stock is not subject to any redemption or sinking-fund provisions. All outstanding shares of our Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer.

Listing

Our Common Stock is listed on the NYSE American LLC under the symbol “VENU.”

Anti-Takeover Effects of Provisions of Our Governance Documents

Certain provisions of our Articles of Incorporation and our Bylaws (collectively, our “Governance Documents”) could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. As a consequence, these provisions might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board, and they might also have the effect of preventing changes in our Board or management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms. Provisions in our Governance Documents that may delay, defer, or discourage takeover attempts are described below.

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Director Vacancies

Our Bylaws authorize the Board to fix from time to time the number of directors constituting our Board, provided that we must always have at least one director pursuant to our Articles of Incorporation. Furthermore, our Bylaws authorize the Board to fill director vacancies or newly created directorships. These provisions provide the Board with flexibility and control in determining the size and composition of the Board, which may deter a takeover attempt by challenging an acquirer’s ability to gain control of the Company and diluting any of the acquirer’s influence over the Company.

Special Meetings of Shareholders

Our Bylaws provide that special meetings of our shareholders may only be called by the Board or by shareholders entitled to cast at least 25% of the votes at the meeting. The only business that may be conducted at a special meeting is the business covered by the matter or matters set forth in the notice of the special meeting, which must state the general nature of the business to be transacted.

Advance Notice Requirements

Our Bylaws establish advance notice requirements that shareholders must meet to make any nominations for election to our Board or to submit other business to be acted upon at shareholder meetings. To be timely for purposes of an annual meeting of shareholders, a shareholder’s notice must be received by the Company’s secretary at the Company’s principal executive offices (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of shareholders (if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting), or (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the tenth day following the date on which the Company first publicly announces the meeting date. To be timely for purposes of a special meeting of shareholders, a shareholder’s notice must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the special meeting or the tenth day following the Company’s public announcement of the meeting date. Our Bylaws also specify certain requirements as to the form and content of shareholder meetings. These provisions may preclude our shareholders from bringing matters or making nominations for directors at our shareholder meetings.

Limitations on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the CBCA. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our shareholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

●	any transaction from which the director derived an improper personal benefit.

Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by the CBCA. Subject to certain limitations and exceptions, our Bylaws require us to advance expenses actually and reasonably incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We believe that these indemnification provisions in our Governance Documents and any indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance. The limitation of liability and indemnification provisions in our Governance Documents may discourage shareholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

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DESCRIPTION OF PREFERRED STOCK

The following description of our Preferred Stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Preferred Stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any Preferred Stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Preferred Stock, please refer to our Articles of Incorporation, our Bylaws, and the Certificate of Designation, Preferences, and Rights of Series B 4% Convertible Preferred Stock (the “Series B Certificate of Designation”) that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, and the Series B Certificate of Designation, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Bylaws, and the Series B Certificate of Designation for additional information before you purchase any shares of our Preferred Stock. Our Preferred Stock and the rights of the holders of our Preferred Stock are subject to the applicable statutes of the State of Colorado and our Articles of Incorporation, our Bylaws, and the Series B Certificate of Designation.

General Terms

Our Board may, without further action by our shareholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences, and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences.

Satisfaction of any dividend preferences of outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of our Common Stock (although we do not anticipate paying any dividends to the holders of our Common Stock in the foreseeable future). Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up of our Company before any payment is made to the holders of shares of our Common Stock. In some circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management as discussed below. Upon the affirmative vote of our Board, without shareholder approval, we may issue shares of Preferred Stock with voting and conversion rights that could adversely affect the holders of shares of our Common Stock.

If we offer a specific series of Preferred Stock under this prospectus, we will describe the terms of the Preferred Stock in the prospectus supplement for such offering and will file a copy of the articles of amendment to the Articles of Incorporation establishing the terms of the Preferred Stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share, and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the Preferred Stock on any securities exchange or market;

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●	whether the Preferred Stock will be convertible into our Common Stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the Preferred Stock;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of the Company; and

●	any material limitations on issuance of any class or series of Common Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the Company.

Authorized and Outstanding Preferred Stock

Under our Articles of Incorporation, we are authorized to issue up to 5,000,000 shares of Preferred Stock. Our Preferred Stock may be issued from time to time in one or more series, each of which will have a distinctive designation or title as determined by our Board, which is authorized to establish the designations, preferences, limitations, restrictions, and relative rights of the Preferred Stock and any variations in the relative rights and preferences as between different series of Preferred Stock in accordance with the Colorado Business Corporations Act.

Of our authorized Preferred Stock, we have designated 675 shares as Series B 4% Convertible Preferred Stock (the “Series B Preferred Stock”). The rights and preferences of our Series B Preferred Stock are set forth in the Series B Certificate of Designation. Although the Company previously designated 4,750,000 shares as Series A 8.0% Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”), on August 11, 2025, the Company filed a revocation with the Secretary of State of the State of Colorado to eliminate from its Articles of Incorporation all matters set forth in the Certificate of Designation, Preferences and Rights with respect to its Series A Preferred Stock. No shares of Series A Preferred Stock were issued, and shares of Preferred Stock previously designated as Series A Preferred Stock have reverted to being designated as authorized but unissued shares of Preferred Stock.

As of December 1, 2025, the Company had 675 shares of Series B Preferred Stock issued and outstanding, held by one holder.

Transfer Agent and Registrar

The transfer agent and registrar for our Preferred Stock in the United States is Colonial Stock Transfer.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued;

●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

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●	the date or dates on which we will pay the principal on the debt securities;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date that interest will begin to accrue, the date or dates interest will be payable, and the record dates for interest payment dates or the method for determining such dates;

●	the manner in which the amounts of payment of principal of, premium on, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

●	any conversion or exchange features;

●	if payments of principal of, premium on, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the place or places where the principal of, premium on, and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange, and where notices or demands to or upon the Company may be served;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium on, and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

●	whether the debt securities are to be issued at any original issue discount and the amount of discount with which such debt securities may be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

●	information with respect to book-entry procedures;

●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	any restriction or condition on the transferability of the debt securities;

●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

●	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

●	if other than the trustee, the identity of each security registrar, paying agent, and authenticating agent; and

●	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock, Preferred Stock, debt securities, or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that series of our Preferred Stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

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●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the Common Stock, Preferred Stock, and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments, or similar distributions on the securities purchasable upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing shareholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

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DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

●	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

●	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

●	any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

General

Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units, or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company, or other representative, as we explain more fully below.

Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary, or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

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Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement, or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive, or be entitled to receive, physical delivery of the securities in definitive form, and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement, or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement, or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement, or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on, and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents, or any other agent of ours, agent of the trustees, or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

●	directly to investors, directly to agents, or to investors through agents;

●	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

●	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	exchange distributions and/or secondary distributions;

●	by delayed delivery contracts or by remarketing firms;

●	transactions in options, swaps, or other derivatives that may or may not be listed on an exchange; or

●	through a combination of any such methods of sale.

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The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best-efforts or a firm-commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers, or agents.

We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid, or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system, you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

In the sale of the securities, underwriters, dealers, or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;

●	describe any compensation in the form of discounts, concessions, commissions, or otherwise received from us by each of such underwriter, dealer, or agent and in the aggregate to all underwriters, dealers, and agents;

●	identify the purchase price and proceeds from such sale;

●	identify the amounts underwritten;

●	identify the nature of the underwriter’s obligation to take the securities;

●	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

●	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Common Stock, which is listed on the NYSE American LLC. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE American LLC, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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Accordingly, to cover these short-sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American LLC or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers, and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers, or agents may be required to make.

Underwriters, dealers, and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-42422. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed on May 15, 2025, June 30, 2025, filed on August 14, 2025, and September 30, 2025, filed on November 14, 2025;

●	our Current Reports on Form 8-K filed on January 17, 2025, January 29, 2025, April 24, 2025, May 8, 2025, May 16, 2025, June 2, 2025, June 10, 2025, June 17, 2025, June 26, 2025, August 28, 2025, September 9, 2025, October 17, 2025, October 30, 2025, November 3, 2025, November 10, 2025, and November 21, 2025; and

●	the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 or (719) 895-5483. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis, and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to our corporate secretary, who can be contacted at 1755 Telstar Drive, Suite 501, Colorado Springs, Colorado 80920 or (719) 895-5483. Our principal website is located at https://venu.live. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

Venu’s consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, on file with the SEC, have been so included in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC, Milwaukee, Wisconsin.

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Up to $250,000,000

of Shares of Common Stock

Venu Holding Corporation

PROSPECTUS SUPPLEMENT

ThinkEquity

June 12, 2026